Exhibit 99.1

Media: Kim Setliff Antenna Group for ECOtality kimberly@antennagroup.com Tel: (415) 977-1942	Investor Relations: Brandi Floberg or Kathy Price The Piacente Group ecotality@tpg-ir.com Tel: (212) 481-2050

ECOtality Reports 2013 First Quarter Financial Results

Generates Record Quarterly Revenue of $15.9 Million

SAN FRANCISCO - May 15, 2013 – ECOtality, Inc. (NASDAQ:ECTY), a leader in clean electric transportation technologies, today reported financial results for the first quarter ended March 31, 2013.

"Our first quarter results reflect continued installations of our prevalent and growing Blink® network," stated Ravi Brar, ECOtality's President and Chief Executive Officer. "We are on track to complete the commitments under the EV Project by the end of this year, and have now focused our attention on our next stage of growth. Our Blink, Minit-Charger and eTec Labs businesses each provide substantial opportunities supported by positive trends in the commercial, residential and industrial EV markets. Our goal is to promote the use of clean energy technology to best serve our customers while simultaneously cultivating shareholder value as we continue our transition and further build our business.”

First Quarter 2013 Financial Results Summary

Revenue in the first quarter of 2013 increased 16% to $15.9 million from $13.7 million in the first quarter of 2012. The increase in revenue was largely attributed to the continued roll out of ECOtality's Blink network of charging stations, continued execution on the EV Project, and increased sales of our industrial products. Revenue in the first quarter of 2012 includes $2.6 million in non-recurring license revenue resulting from the March 2012 ABB software license transaction.

Sales and marketing expenses were $1.2 million for both the first quarter of 2013 and 2012. General and administrative expenses in the first quarter of 2013 were $4.8 million, compared with $4.9 million in the first quarter of 2012.

Net loss for the first quarter of 2013 was $(0.6) million, or $(0.02) per basic and diluted share, compared with net income of $1.2 million, or $0.04 per basic and diluted share, in the same year-ago quarter. Net income for the first quarter of 2012 includes non-recurring income generated by the realization of $2.6 million in license revenue and $2.4 million in other income related to the March 2012 ABB software license transaction. The resulting sequential decrease in first quarter 2013 earnings was significantly lessened by improved gross profit resulting from increased product and service revenues realized in the first quarter of 2013. Combined cash, restricted cash and cash equivalents at March 31, 2013 totaled $3.6 million.

First Quarter 2013 Operational Highlights

•	Announced the launch of the Minit-Charger 12, the foundation for the next generation of Minit-Charger’s industrial products.

•	Expanded partnership with Kroger to include the $1.5 million sale and installation of over 200 level 2 (quick charge) charging stations and 25 DC Fast Chargers.

•	Partnered with ChargePoint, Inc. to establish Collaboratev, LLC to enable interoperability and mapping services for the EV charging industry.

•	Broadened relationship with Sears to include Blink® Direct Current (DC) Fast Charger stations at several Sears stores in Tennessee and Arizona.

•

Entered Georgia market through agreement with Georgia Power, the largest subsidiary of Southern Company, one of the nation's largest generators of electricity, to add Blink chargers at its Atlanta headquarters.

Management Commentary

"We are making progress in shifting our business from one primarily dependent on the EV Project to a company with a diversified product and services offering serving consumers, industrial and government clients," Mr. Brar continued. "We believe that each of our three complementary product and service offerings present compelling growth opportunities and we have set aggressive internal sales targets. Our efforts to expand our national account program have been encouraging, as the recent agreements with Kroger and Texas Instruments demonstrate our early traction and the viability of our charging stations and network. We are actively working to expand our Blink network across the country through our indirect sales channels and dealer network. In addition, the Minit-Charger 12 is our first step to rejuvenate our presence in the industrial sector, and we are preparing to begin installations in the third quarter.”

Conference Call

ECOtality President and CEO Ravi Brar and CFO Susie Herrmann will host the presentation, followed by a question and answer period.

Date: Wednesday, May 15, 2013
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-In number: 1-877-941-2069
International: 1-480-629-9713
Conference ID#: 4619608

The live conference call will be webcast simultaneously and available for replay via the Investor Relations section of the company's website at http://investor.ecotality.com/.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the conclusion of the live call through May 22, 2013.

Toll-free replay number: 1-800-406-7325
International replay number: 1-303-590-3030
Replay ID#: 4619608

About ECOtality, Inc.

ECOtality, Inc. (Nasdaq: ECTY) is a leader in clean, electric transportation technologies. The company provides three primary product and service offerings: Blink, Minit-Charger and eTec Labs. ECOtality offers electric vehicle charging stations under the Blink brand and provides a turnkey network operating system for EV drivers, commercial businesses and utilities. Minit-Charger manufactures and distributes fast-charging systems for material handling and airport ground support vehicles. eTec Labs is a trusted research and testing resource for governments, automotive OEMs and utilities. For more information about ECOtality, please visit www.ecotality.com.

The ECOtality, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13434

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

ECOTALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,394	$6,414
Restricted cash	200	200
Receivables, net of allowance for bad debts of $93 and $96 as of March 31, 2013 and December 31, 2012, respectively	2,670	966
Receivables, other	1,197	1,207
Inventory	17,951	20,966
Prepaid expenses and other current assets	1,128	1,235
Total current assets	26,540	30,988
Property and equipment, net	23,233	21,790
Other assets	33	37
Intangible assets, net	985	971
TOTAL ASSETS	$50,791	$53,786
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,687	$2,659
Accrued payroll	1,246	1,128
Unearned revenue, current portion	18,732	23,812
Warranty reserves	580	578
Current portion of capital lease obligations	117	116
Accrued liabilities, other	8,362	6,057
Total current liabilities	31,724	34,350
Long term portion of unearned revenue	721	631
Convertible note, less unamortized discount of $55 and $62 as of March 31, 2013 and December 31, 2012, respectively	4,945	4,938
Capital lease obligations	71	101
Other long term debt	188	188
TOTAL LIABILITIES	37,649	40,208

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 200,000 shares authorized, 6,330 shares issued and outstanding as of March 31, 2013 and December 31, 2012	6	6
Common stock, $0.001 par value, 1,300,000 shares authorized, 23,830 and 23,754 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	24	24
Additional paid-in capital	128,148	127,987
Accumulated deficit	(114,928)	(114,340)
Accumulated other comprehensive loss	(108)	(99)
TOTAL STOCKHOLDERS' EQUITY	13,142	13,578
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,791	$53,786

ECOTALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Revenue
Product	$1,905	$1,422
Service	14,029	9,635
License	-	2,593
Total revenue	15,934	13,650
Cost of goods sold
Product	1,055	1,014
Service	8,929	7,482
Total cost of goods sold	9,984	8,496
Gross profit	5,950	5,154

Operating expenses:
Sales and marketing	1,152	1,215
Research and development	469	326
General and administrative	4,801	4,912
Total operating expenses	6,422	6,453
Loss from operations	(472)	(1,299)
Interest income	2	165
Interest expense	(82)	(20)
Other income, net	4	2,404
Income (loss) before income taxes	(548)	1,250
Income tax expense	(40)	(1)
Net income (loss)	$(588)	$1,249

Net income (loss) per share:
Basic	$(0.02)	$0.04
Diluted	$(0.02)	$0.04

Weighted-average common shares outstanding:
Basic	23,728,622	23,626,328
Diluted	23,728,622	23,843,499